Exhibit 5.1

CLPS Incorporation c/o - Ogier Global (Cayman) Limited 89 Nexus Way, Camana Bay Grand Cayman KY1-9009 Cayman Islands	D +852 3656 6054
E nathan.powell@ogier.com

Reference: NMP/FYC/173339.00002

14 June 2019

Dear Sirs

CLPS Incorporation (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company's preparation of the Registration Statement on Form F-3, including all amendments or supplements thereto (the Registration Statement), to be filed by the Company with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act 1933, as amended (the Act) on or about the date hereof. The Registration Statement relates to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the Prospectus) of the following securities (the Securities):

(a)	shares of US$0.0001 par value each (the Common Shares);
(b)	one or more classes of the Company's preferred shares to be created by the Company (the Preferred Shares, together with the Common Shares, the Equity Securities);
(c)	warrants to be issued to purchase the Common Shares (the Warrants);
(d)	debt securities to be issued pursuant to the applicable indenture to be entered into by the Company (the Debt Securities);
(e)	rights to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities (the Rights);
(f)	depositary shares representing a fraction of a share of a particular series of preferred shares (the Depositary Shares); and/or
(g)	units comprising any combination of Common Shares, Preferred Shares, Warrants, Debt Securities, Rights, Depositary Shares or any combination of the foregoing securities.

We have been advised that the Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto and the Prospectus contained therein pursuant to Rule 462(b) under the Act and that this opinion is required to be furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus other than as expressly stated herein with respect to the issue of the Securities.

Ogier British Virgin Islands, Cayman Islands, Guernsey, Jersey and Luxembourg practitioners Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Ray Ng Kate Hodson David Nelson Anthony Oakes Oliver Payne James Bergstrom Marcus Leese

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)	the certificate of incorporation of the Company dated 11 May 2017 issued by the Registrar of Companies of the Cayman Islands (the Registrar);
(b)	the amended and restated memorandum and articles of association of the Company adopted by special resolutions of the Company dated 7 December 2017 (respectively, the Memorandum and the Articles);
(c)	a certificate of good standing dated 15 April 2019 (the Good Standing Certificate) issued by the Registrar in respect of the Company;
(d)	a copy of the register of directors of the Company as at 25 May 2018 (the ROD);
(e)	a copy of the register of members of the Company as at 25 May 2018 (the ROM, and together with the ROD, the Registers);
(f)	the Registration Statement; and
(g)	a copy of the written resolutions of the board of directors dated 10 June 2019 (the Board Resolutions).
2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;
(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;
(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;
(d)	each of the Good Standing Certificate and the Registers is accurate and complete as at the date of this opinion;
(e)	the Memorandum and Articles provided to you are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

(f)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;
(g)	the Board Resolutions remain in full force and effect and have not been, and will not be, rescinded or amended, and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the transactions set out in the Board Resolutions and no director has a financial interest in or other relationship to a party of the transactions contemplated therein which has not been properly disclosed in the Board Resolutions;
(h)	neither the directors and shareholders of the Company have taken any steps to wind up the Company or to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets;
(i)	the Company will issue the Securities in furtherance of its objects as set out in its Memorandum;
(j)	the Company will have sufficient authorised share capital to effect the issue of any of the Common Shares and/or the Preferred Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities;
(k)	the form and terms of any and all Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preferred Shares), the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Memorandum and Articles of Association nor any applicable law, regulation, order or decree in the Cayman Islands;
(l)	with respect to any Preferred Shares to be issued underlying the Depositary Shares (the Underlying Shares), we have further assumed that (i) the Underlying Shares will be issued pursuant to a deposit agreement relating to the Depositary Shares (the Deposit Agreement) to be entered into between the Company and an entity selected by the Company to act as depositary (the Depositary), (ii) the Deposit Agreement will be governed by and construed in accordance with the laws of New York and will constitute a valid and binding obligation of each party thereto; and (iii) the execution and delivery of the Deposit Agreement has been duly authorised by the Company and does not contravene the memorandum and articles of association then in effect or the laws of the Cayman Islands;
(m)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Security and none of the Securities have been offered or issued to residents of the Cayman Islands;
(n)	all necessary corporate action will be taken to authorise and approve any issuance of Securities (including, if Preferred Shares are to be issued, all necessary corporate action to establish one or more series of Preferred Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof) and the terms of the offering of such Securities thereof and ant other related matters and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

(o)	upon the issue of any Common Shares and/or Preferred Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;
(p)	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto;
(q)	the Company is, and after the allotment (where applicable) and issuance of any Security will be, able to pay its liabilities as they fall due; and
(r)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.
3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company and is validly existing and in good standing with the Registrar. It is a separate legal entity and is subject to suit in its own name.

Valid Issuance of Common Shares and Preferred Shares

(b)	With respect to the Common Shares, when
(i)	the board of directors of the Company (the Board) has taken all necessary corporate action to approve the issuance and allotment of the Common Shares, the terms of the offering of the Common Shares and any other related matters;
(ii)	either (A) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Common Shares) has been made, or (B) if such Common Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any other security, the terms of such security, the Memorandum and Articles or the instrument governing such security providing for such conversion, exchange, redemption, repurchase or exercise for Common Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the Common Shares) received; and

(iii)	valid entry have been made in the register of members of the Company reflecting such issuance of Common Shares, in each case in accordance with the Memorandum and Articles,

the Common Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

(c)	With respect to the Preferred Shares, when:
(i)	the board of directors of the Company (the Board) and the Company has taken all necessary corporate action to approve the creation, issuance and the terms of the Preferred Shares, the terms of the offering of the Preferred Shares and other any related matters, including, without limitation, the amendment to the authorised share capital of the Company by the creation of the Preferred Shares and the amendment to the Memorandum and Articles reflecting the creation of such Preferred Shares and setting out the terms, rights and obligations of such Preferred Shares (the Amended Memorandum and Articles);
(ii)	either (A) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Preferred Shares) has been made, or (B) if such Preferred Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any other security, the terms of such security, the Amended Memorandum and Articles or the instrument governing such security providing for such conversion, exchange, redemption, repurchase or exercise for Preferred Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the Preferred Shares) received; and
(iii)	valid entry have been made in the register of members of the Company reflecting such issuance of Preferred Shares, in each case in accordance with the Amended Memorandum and Articles,

the Preferred Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

(d)	With respect to the Underlying Shares to be issued, when:
(i)	the board of directors of the Company (the Board) and the Company has taken all necessary corporate action to approve the creation, issuance and the terms of the Underlying Shares, the terms of the issuance of the Underlying Shares and other any related matters, including, without limitation, the amendment to the authorised share capital of the Company by the creation of the Underlying Shares and the amendment to the Memorandum and Articles reflecting the creation of such Underlying Shares and setting out the terms, rights and obligations of such Underlying Shares;

(ii)	the provisions of the Deposit Agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Underlying Shares) has been made; and

(iii)	valid entry have been made in the register of members of the Company reflecting such issuance of Underlying Shares to the Depositary, in each case in accordance with the Amended Memorandum and Articles, the Underlying Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

4	Limitations and Qualifications
4.1	We offer no opinion:
(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Registration Statement to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or
(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Form S-8, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.
4.2	Under the Companies Law (Revised) (Companies Law) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.
4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Law.
5	Governing law of this opinion
5.1	This opinion is:
(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;
(b)	limited to the matters expressly stated in it; and
(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.
5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters”” of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

This opinion may be used only in connection with the offer and sale of the Equity Securities while the Registration Statement is effective.

Yours faithfully

/s/ Ogier